Exhibit 23.1



INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Registration Statement of FPL Group, Inc. on Form S-8 of our report dated February 12, 1999 appearing in FPL Group, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1998.



/S/ Deloitte & Touche LLP
    Deloitte & Touche LLP
    Miami, Florida
    September 27, 1999